EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AboveNet, Inc.
360 Hamilton Avenue
White Plains, NY  10601

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AboveNet, Inc. 2011 Equity Incentive Plan of our reports dated March 1, 2011, relating to the consolidated financial statements, the effectiveness of AboveNet, Inc.’s internal control over financial reporting and schedule of AboveNet, Inc. appearing in the Company’s Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
New York, New York

August 2, 2011